EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-30552) of Varsity Group Inc. of our report dated as of March 8, 2000, except with respect to Note 11, as to which the date is March 20, 2001, relating to the financial statements which appear in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

McLean, Virginia
April 2, 2001

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